June 28, 2004

Securities and Exchange Commission
Washington, D.C.  20549

For the fiscal years ended through December 31, 2003, Deloitte & Touche LLP ("Deloitte") served as independent auditor for the FBR Fund for Tax-Free Investors, Inc. Effective February 27,
2004, the FBR Maryland Tax-Free Portfolio and the FBR Virginia Tax-Free Portfolio, each a separate series of the FBR Fund for Tax-Free
Investors, Inc., became separate series of a newly organized Delaware Trust named "The FBR
Funds" (the "Trust"). At the September 29, 2003
Organizational Meeting, the Audit Committee of the Trust's Board of Trustees (the "Committee") appointed Tait, Weller & Baker LLP as the independent auditors for the Trust. The
Committee's non-renewal of Deloitte for the Funds and the selection of Tait, Weller & Baker did not result from any dispute between the Funds and Deloitte, and Deloitte's reports for the last two years did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the last two years and through the date of this filing there were no disagreements between the Funds and Deloitte as to any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.


/s/Susan L. Silva
Vice President and Controller
FBR Fund for Tax-Free Investors


Ms. Susan L. Silva
Controller
FBR National Trust Company
4922 Fairmont Avenue
Bethesda, MD  20814

Dear Ms. Silva:
This is to confirm that the client-auditor
relationship between FBR Fund for Tax-Free
Investors, Inc. (Commission File No. 811-
03720), FBR Fund for Government Investors
(Commission File No. 811-02539), FBR Rushmore
Fund, Inc. (Commission File No. 811-04369) and
Deloitte & Touche LLP has ceased.
Yours truly,
/s/ DELOITTE & TOUCHE LLP

June 28, 2004
McLean, Virginia

cc:	Office of the Chief Accountant
	SECPS Letter File
	Securities and Exchange Commission
	Mail Stop 11-3
	450 5th Street, NW
	Washington, DC  20549

	Mr. Webb C. Hayes, IV, Chairman, Board of
Directors